Exhibit 99.1

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Leila Peters
+1-609-720-4545
lpeters@tyco.com

FOR IMMEDIATE RELEASE

TYCO SHAREHOLDERS APPROVE PROPOSALS AT SPECIAL GENERAL MEETING; BOARD INCREASES SHARE REPURCHASE AUTHORIZATION BY $1 BILLION, DECLARES QUARTERLY DIVIDEND

NEUHAUSEN, Switzerland, September 11, 2014 /PRNewswire/ -- Tyco International Ltd. (NYSE: TYC) today announced that its shareholders approved each proposal presented at the special general meeting of shareholders held on September 9, 2014. As a result, the company expects to complete the merger between Tyco International Ltd. and its wholly owned subsidiary, Tyco International plc, in November 2014. The merger will result in each shareholder of Tyco International Ltd. receiving one share of Tyco International plc, a company incorporated under the laws of Ireland, for each share of Tyco International Ltd. held immediately prior to the merger.

In addition, Tyco’s Board of Directors approved an additional $1 billion authorization for share repurchases, as the current authorized program is expected to be completed in the first fiscal quarter of 2015.

The Board of Directors also declared a quarterly dividend of $0.18 per share, payable on November 13, 2014, to shareholders of record at the close of trading on the New York Stock Exchange on October 24, 2014.

ABOUT TYCO
Tyco (NYSE: TYC) is the world's largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 57,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

FORWARD-LOOKING STATEMENTS
This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as "anticipate", "estimate", "believe", “commit”, “confident”, "continue", "could", "intend", "may", "plan", "potential", "predict", "positioned", "should", "will", "expect", "objective", "projection", "forecast", "goal", "guidance", "outlook", "effort", "target", and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income, earnings per share and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco's acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 and in subsequent filings with the Securities and Exchange Commission.

ADDITIONAL INFORMATION
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. In connection with the proposed change in place of incorporation, Tyco International plc (“Tyco Ireland”) has filed a registration statement on Form S-4 (File No. 333-196049) with the SEC.  Such registration statement includes a proxy statement of Tyco International Ltd. (“Tyco”) that also constitutes a prospectus of Tyco Ireland, which has been sent to Tyco shareholders.  In addition, each of Tyco and Tyco Ireland may file additional documents with the SEC, which will contain other relevant materials in connection with the proposed change in place of incorporation.  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY, AS WELL AS ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CHANGE IN PLACE OF INCORPORATION, TYCO AND TYCO IRELAND.  Shareholders may obtain a free copy of the proxy statement/prospectus and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov or at Tyco’s website at www.tyco.com. These documents can also be obtained free of charge from Tyco upon written request to Tyco Shareholder Services, Tyco International Ltd., Victor von Bruns-Strasse 21, CH-8212, Neuhausen am Rheinfall, Switzerland, Attention: Corporate Secretary, Telephone: +41 52 633 02 44.

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